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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported):   NOVEMBER 21, 1996
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                           SOMANETICS CORPORATION
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             (Exact name of registrant as specified in its charter)


                      MICHIGAN           0-19095          38-2394784
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       (State or other jurisdiction    (Commission      (IRS Employer
              of Incorporation)          File No.)    Identification No.)




     1653 EAST MAPLE ROAD, TROY, MICHIGAN                       48083-4208
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(Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number, including area code:  (810) 689-3050
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Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1:  Company news release dated November 22, 1996.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On November 21, 1996, the Company completed the placement of 3,668,413 newly-issued Common Shares, par value $0.01 per share, at a price of $1.15 per share through an offering complying with Regulation S under the Securities Act of 1933, as amended (the "Act"), for gross proceeds of $4,218,675. The Common Shares were sold to 34 European institutions and individuals through Rauscher Pierce & Clark, Inc. and Rauscher Pierce & Clark Limited, which acted as placement agents in this best efforts offering. The Placement Agent's fees for the offering were approximately $421,868, excluding its expenses.

     The Company intends to use the net proceeds of the offering to fund the Company's losses and sustain its operations, including engineering, clinical trials, marketing and start-up costs to resume sales of the Cerebral Oximeter in the United States, additional personnel, research and development projects, and working capital, including increased accounts receivables and inventory, and to repay the loan from the Placement Agent to enable the Company to fund the redemption price of the Company's Class B Warrants.

     The Common Shares offered will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     A copy of the Company's news release announcing the offering is filed as an exhibit to this report and is incorporated in this report by reference.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Somanetics Corporation


Date:  November 22, 1996                By:  /s/ Raymond W. Gunn
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                                                Raymond W. Gunn

                                        Its: Executive Vice President,
                                             Chief Financial Officer,
                                             Secretary and Treasurer
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                                 EXHIBIT INDEX




Exhibit                  Description
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99.1            Company news release dated November 22, 1996